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                        ESC Strategic Funds
                        EXHIBIT 16
                        TOTAL RETURN
                        VARIABLE FUNDS
                        NO LOAD CALCULATIONS
                        Strategic Growth Fund
                        Class A Shares

AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:  0.00%
--------------------------

T= (ERV/P) - 1

WHERE:          T=      TOTAL RETURN

                ERV=    REDEEMABLE VALUE AT THE END
                        OF THE PERIOD OF A HYPOTHETICAL
                        $1,000 INVESTMENT MADE AT THE
                        BEGINNING OF THE PERIOD.

                P=      A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

EXAMPLE:

   SINCE INCEPTION:     ( 01/28/97 TO 03/31/97 ):
                        (    964.0 /1,000) -1 =          -3.60%